EXHIBIT 10.1

AMENDED AND RESTATED MULTI DRAW CREDIT AGREEMENT

This Amended and Restated Multi Draw Credit Agreement is entered into as of April 1, 2020 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and between EMERALD BIOSCIENCE, INC.(previously named Nemus Bioscience, Inc.), a Nevada corporation (the “Company”) and Emerald HEALTH SCIENCES, Inc., (the “Lender” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and the Lender are parties to a Multidraw Credit Agreement dated as of October 5, 2018 (as amended or modified from time to time, the “Existing Credit Agreement”);

WHEREAS the parties hereto wish to amend and restate the Existing Credit Agreement without novation, all with the effect and as of and from the date hereof; and

WHEREAS, the Company has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lender is willing to do so on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree the Existing Credit Agreement shall and is hereby amended and restated without novation as hereinafter set forth:

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Advance” means each disbursement made by the Lender to the Company pursuant to Section 2.1.

“Advance Funding Date” means has the meaning set forth in Section 2.1.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Anti-Terrorism Law” means any Law related to money laundering or financing terrorism including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001), any laws or regulations including, without limitation, any laws or regulations imposing “Know Your Customer” or other identification checks or procedures, that apply to a Lender, in any jurisdiction in connection with the Agreement.

“Applicable Rate” means simple interest at the rate equal to 7% per annum.

“Availability Period” means the period from and including the date hereof to the earliest of (a) October 5, 2022, (b) the date upon which the aggregate value of the funded Advances equals or exceeds the Maximum Credit Amount and (c) the Termination Date.

“Bank Secrecy Act” has the meaning set forth in the definition of Anti-Terrorism Law.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in California or British Columbia are authorized or required by law to close.

“Commitment” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the introductory paragraph.

“Common Shares” means shares of common stock of the Company.

“Contingent Obligation” has the meaning set forth in Section 9.8.

“Conversion Notice” means a written notice from the Lender to the Company irrevocably agreeing to convert, as of the date of such notice, all or any portion of the Loan that is convertible into Common Shares.

“Convertible Advance” has the meaning set forth in Section 6.1.

“Debt” of the Company, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Company providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Company; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Company secured by any lien on any asset of the Company, whether or not such indebtedness has been assumed by the Company.

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“Default” means any of the events specified in Section 12 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 12 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus 10%.

“Dollars” or “$” refers to lawful money of the United States of America.

“Drawdown Termination Date” has the meaning set forth in Section 2.2.

“Event of Default” has the meaning set forth in Section 12.

“Exchange Act” has the meaning set forth in Section 6.1.

“Fixed Conversion Price” has the meaning set forth in Section 7.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Indebtedness” has the meaning set forth in Section 9.8.

“Interest Payment Date” means the last Business Day of each March, June, September and December, commencing on December 31, 2018.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lender” has the meaning set forth in the introductory paragraph.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” means the advances by the Lender to the Company pursuant to this Agreement.

 “Material Adverse Effect” means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on (a) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company; (b) the validity or enforceability of this Agreement; (c) the rights or remedies of the Lender hereunder; or (d) the Company’s ability to perform any of its obligations hereunder.

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“Maturity Date” means the earlier of (a) October 5, 2022 and (b) the Termination Date.

“Maximum Credit Amount” means $20,000,000.

“Notice of Advance Request” shall mean a request by the Company in accordance with the terms of Section 2.2 and substantially in the form of Exhibit B.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means Debt (a) existing or arising under this Agreement and any refinancing thereof; (b) existing as of the date of this Agreement and set out in Schedule A; (c) owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; (d) unsecured insurance premiums and trade payables owing in the ordinary course of business and (e) approved by the Lender.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Sanctions” means, any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (OFAC), US Department of State, European Union, the United Nations Security Council, the Parliament of Canada and/or any present or future member state thereof and/or the United Kingdom’s Her Majesty’s Treasury, or other relevant sanctions authority.

“Termination Date” means the date on which all amounts under this Agreement shall become due and payable pursuant to Section 13.

“USA PATRIOT Act” has the meaning set forth in the definition of Anti-Terrorism Law.

“Warrants” means the detachable warrants issued by the Company to the Lender in connection with this Agreement (and any related financings, instruments or derivatives entered into in connection therewith) in the form attached hereto as Exhibit C.

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2. LOAN DISBURSEMENT MECHANICS.

2.1 Commitment. Subject to Sections 2.2, and 2.3 and provided that all of the applicable conditions precedent set forth in Section 2.3 have been fulfilled by the Company or waived by the Lender in accordance with Section 14.9, the Lender agrees to make Advances at any time and from time to time to the Company in Dollars on any Business Day during the Availability Period, including without limitation, at least $150,000 for each month of May, June and July 2020 (the “Commitment”), provided that (i) the Company may not request more than one Advance per day pursuant to this Section 2.1, (ii) the Lender shall have received a Notice of Advance Request satisfactory to the Lender, (iii) the board of directors of the Company shall have approved the decision to draw the Advance and (iv) the sum of (x) the aggregate principal amount of the Advance requested plus (y) the aggregate principal amount of all Advances previously funded as of the most recent Advance Funding Date and, if applicable, previously requested but not funded as of the most recent Advance Funding Date, do not exceed the Maximum Credit Amount.

2.2 Requests for Advances. Each Advance shall (i) be made upon the Company’s irrevocable written notice to the Lender (each such notice, a “Notice of Advance Request”), (ii) be received by the Lender not later than 3:00 p.m. two Business Days prior to the requested date of funding of such Advance (the “Advance Funding Date”) and (iii) be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof.

2.3 Conditions Precedent. The obligation of the Lender to extend credit under this Agreement is subject to the fulfilment of the following conditions precedent at the time such credit is extended:

(a) no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit;

(b) the representations and warranties of the Company contained in the Agreement shall be true and correct on the date such credit is made available as if such representations and warranties were made on such date; and

(c) the satisfactory completion of the Lender’s ongoing due diligence with respect to the Company.

2.4 Warrants. On each Advance Funding Date, the Lender will choose, at its sole discretion, whether the Company shall issue a Warrant entitling the Lender to purchase, at an exercise price of $0.35 per share (subject to adjustment pursuant to the terms of the Warrant), that number of Common Shares equal to the dollar amount of the Advance divided by $0.50, and will provide notice of its decision to the Company at the time of the Advance Funding Date. If the Lender does not provide such notice to the Company, the Company shall issue a Warrant. By way of example, if the Advance is $100,000, the Company will issue a Warrant to the Lender to acquire 200,000 Common Shares. Warrants issued prior to the date of this Agreement shall not be modified, amended or altered by the terms of this Agreement and shall remain in full force and effect.

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2.5 Use of Proceeds. The proceeds of the Advances shall be used for general corporate purposes as approved by the board of directors of the Company.

2.6 Termination of Registration Rights. As partial consideration for amending and restating the Existing Credit Agreement, the parties agree to terminate the Registration Rights Agreement dated October 5, 2018, and all of the parties obligations thereunder shall cease effective immediately.

3. Final Payment Date; Optional Prepayments.

3.1 Final Payment Date. Subject to Section 6, the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Agreement shall be due and payable on the Maturity Date.

3.2 Optional Prepayment. The Company shall not be permitted to prepay the Loan without the prior written consent of the Lender (such consent not to be unreasonably delayed, conditioned or withheld). No prepaid amount may be reborrowed.

4. Interest.

4.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of all Advances made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

4.2 Interest Payment Dates. Interest shall be payable quarterly in arrears to the Lender on each Interest Payment Date.

4.3 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.4 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on the Loan for the day on which it is paid.

(a) Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Lender to the Company under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

4.5 Deferral of Interest. In partital consideration for amending and restating the Existing Credit Agreement, Lender has agreed to defer all interest accrued and/or due under this Agreement, beginning the quarter ended June 30, 2020, until the Company completes a capital raise of at least $5,000,000.

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5. Payment Mechanics.

5.1 Manner of Payments. Subject to Section 6, (x) all payments of principal and (y) to the extent paid in cash, all payments of interest, shall be made in Dollars no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Company from time to time. At Lender’s option, interest with respect to any Convertible Advance may be paid by the Company in registered, freely tradeable Common Shares valued at the applicable Fixed Conversion Price.

5.2 Application of Payments. All cash payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under this Agreement.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Agreement.

5.4 Evidence of Debt. The Lender is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Company and each payment or prepayment thereof. The entries made by the Lender shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of the Lender to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan in accordance with the terms of this Agreement.

5.5 Rescission of Payments. If at any time any payment made by the Company under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Company’s obligation to make such payment shall be reinstated as though such payment had not been made.

6. Conversion.

6.1 Conversion. The Lender will choose, in its sole discretion, at the time of an Advance, as to whether the Advance will or will not be convertible in accordance with this Section 6 (each such Advance, a “Convertible Advance”) and will provide notice of its decision to the Company at the time of the Advance. If the Lender does not provide such notice to the Company, the Advance will not be convertible. At any time and from time to time during the period when there are funded Convertible Advances outstanding, following delivery of a Conversion Notice, the Lender at its sole discretion may convert all or a part of the outstanding Loan (up to a maximum amount equal to the total amount of Convertible Advances plus interest thereon, together with all accrued and unpaid interest thereon), into Common Shares at a price per Common Share equal to the applicable Fixed Conversion Price. The parties hereby agree that all Advances outstanding as of the date shall be deemed Convertible Advances.

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6.2 Delivery of Stock Certificates. As promptly as practicable, if requested by the Lender, the Company at its expense will issue and deliver to the Lender a certificate or certificates for the number of full Common Shares issuable upon such conversion.

6.3 Fractional Shares. No fractional shares of common stock shall be issued upon any conversion pursuant to Section 6.1 or issuance pursuant to Section 5.1. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share, up or down, as applicable, to the nearest whole share.

6.4 Dividend Protection. Immediately following any communication to the Company of the Lender’s intention to exercise any of its conversion rights hereunder, the Lender shall thereafter be entitled to receive the cash value of any dividends issued by the Company, at an amount equal to (x) the number of Common Shares that would have been delivered to the Lender at the applicable Fixed Conversion Price, multiplied by (y) the dividend percentage per Common Share.

7. Conversion Price Adjustments. The conversion price (the “Fixed Conversion Price”) per Common Share for any Advance made after the date hereof shall be $0.25. Any Advances made priod to the date hereof shall continue to have a Fixed Conversion Price of $0.40. The Fixed Conversion Price for each Common Share shall be subject to adjustment from time to time as follows:

7.1 If, at any time after the date hereof, the number of Common Shares of the Company outstanding is increased by a distribution payable in shares of common stock of the Company or by a subdivision or split-up of Common Shares, then the Conversion Price shall be appropriately decreased.

7.2 If, at any time after the date hereof, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares, then the Conversion Price shall be appropriately increased.

7.3 In the event of any contemplated capital reorganization of the Company, reclassification of the equity interests of the Company, or consolidation or merger of the Company, the Parties heretofore agree, prior or contemporaneously to each such reorganization, reclassification, consolidation or merger, to amend this Agreement, and the Company shall cause any other Person (including any merger counterparty) necessary to effectuate the amendment on behalf of the surviving entity following any consolidation or merger to execute such amendment, to cause the Lender to maintain and preserve the conversion rights it is entitled to under this Agreement (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon such reorganization, reclassification, consolidation or merger.

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7.4 Whenever the Fixed Conversion Price shall be adjusted as provided in this Section 7, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, showing in detail the facts requiring such adjustment and the Fixed Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent to the Lender at the address appearing on the Company’s records or as communicated to the Company by the Lender from time to time.

8. Reservation of Common Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the potential conversion of that part of the Loan that is convertible in accordance with Section 6.1, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Loan; and if at any time the number of authorized but unissued shares of its common stock shall not be sufficient to effect the conversion of the entire outstanding amount of the Loan that is convertible in accordance with Section 6.1, in addition to such other remedies as shall be available to the Lender, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of its common stock to such number of shares as shall be sufficient for such purposes.

9. Representations and Warranties. The Company hereby represents and warrants to the Lender on the date hereof as follows:

9.1 Existence; Compliance with Laws. The Company is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith could not, reasonably be expected to have a Material Adverse Effect.

9.2 Power and Authority. The Company has the power and authority, and the legal right, to execute and deliver this Agreement and to perform its obligations hereunder.

9.3 Authorization; Execution and Delivery. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Company has duly executed and delivered this Agreement in accordance with the terms herein.

9.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Company to execute, deliver, or perform any of its obligations under this Agreement.

9.5 No Violations. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any provision of the Company’s organizational documents; (b) violate any Law or Order applicable to the Company or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Company may be bound.

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9.6 Enforceability. This Agreement is a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

9.7 No Litigation or Bankruptcy Proceedings. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its property or assets (a) with respect to this Agreement or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect the Company’s financial condition or the ability of the Company to perform its obligations under this Agreement. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, or does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

9.8 Indebtedness. (i) Except as disclosed in the Company’s filings with the Securities and Exchange Commission under the Exchange Act, the Company does not have any outstanding Indebtedness (as defined below), (ii) the Company is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) the Company is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) the Company is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money in excess of $25,000, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, tax, right of first refusal, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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9.9 USA PATRIOT Act, OFAC and Other Regulations.

(a) Neither the Company nor, to the knowledge of the Company, any of its Affiliates or any of their respective officers, directors, brokers or agents (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) Neither the Company nor, to the knowledge of the Company, any of its Affiliates or any of their respective officers, directors, brokers or agents is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including Cuba, Iran, North Korea, Sudan and Syria.

(c) Neither the Company nor, to the knowledge of the Company any of its Affiliates or any of their respective officers, directors, brokers or agents acting or benefiting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

10. Affirmative Covenants. Until all amounts outstanding in this Agreement have been paid in full, the Company shall:

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10.1 Prompt Payment. The Company shall duly and punctually pay to the Lender all amounts payable by the Company under and pursuant to terms of this Agreement.

10.2 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.3 Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.4 Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

10.5 Financial Information. Promptly provide to the Lender all financial and operational information with respect to the Company as the Lender may reasonably request.

10.6 Notice of Events of Default. Promptly notify the Lender of the occurrence of any Default or any Event of Default, notify the Lender in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

10.7 Notice of Material Adverse Effect. Promptly notify the Lender of any matter that has resulted or could be reasonably expected to result in a Material Adverse Effect.

10.8 Further Assurances. Upon the reasonable request of the Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Agreement.

11. Negative Covenants. Until all amounts outstanding under this Agreement have been paid in full, the Company shall not:

11.1 Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

11.2 Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings.

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11.3 Merger, etc. Merge or consolidate with any other Person, or sell, lease, dissolve, liquidate or otherwise dispose of all or any substantial part of its property or assets to any other Person.

11.4 Line of Business. Enter any business, directly or indirectly, except for those businesses in which the Company is engaged on the date of this Agreement or that are reasonably related thereto.

11.5 Compliance With Anti-Terrorism Regulations.

(a) (i) Violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or (iii) permit any of its Affiliates to violate these laws or engage in these actions.

(b) (i) Use, directly or indirectly, the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (x) to fund any activities or business of or with any Person, or in any country or territory, that, is, or whose government is, the subject of Sanctions at the time of such funding, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor, or otherwise).

(c) (i) Deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (iii) permit any of its Affiliates to do any of the foregoing.

12. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

12.1 Failure to Pay. The Company fails to (a) pay (i) any principal or interest of the Loan when due or (ii) any other amount when due; or (b) issue any Common Shares when issuable hereunder, and such failure continues for five Business Days.

12.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Company to the Lender herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

12.3 Breach of Covenants. The Company fails to observe or perform (a) any covenant, condition or agreement contained in Section 11 or (b) any other covenant, obligation, condition or agreement contained in this Agreement other than those specified in clause (a) and Section 12.1 and such failure continues for 30 days after written notice to the Company.

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12.4 Cross-Defaults. The Company fails to pay when due any of its Debt (other than Debt arising under this Agreement) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

12.5 Bankruptcy.

(a) the Company commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Company any case, proceeding or other action of a nature referred to in Section 12.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c) there is commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d) the Company takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 12.5(a), Section 12.5(b) or Section 12.5(c) above; or

(e) the Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

12.6 Judgments. One or more judgments or decrees shall be entered against the Company and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 10 days from the entry thereof.

12.7 Reserved.

13. Remedies.

13.1 Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may at its option, by written notice to the Company (a) terminate its commitment to make any Advances hereunder and/or (b) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; provided, however that, if an Event of Default described in Section 12.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Lender.

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13.2 If an Event of Default described in Section 12.7 shall occur, the Lender may require the Company to prepay the Loan at a value of 100% of the outstanding principal of the Loan plus accrued but unpaid interest.

14. Miscellaneous.

14.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Company:

Emerald Bioscience, Inc. Attn: Brian Murphy, M.D. Telephone: (949) 396-0330 Facsimile: (949) 266-0346 E-mail: brian@emeraldbio.life

(ii)	If to the Lender:

Emerald Health Sciences, Inc. Attn: Stephen Hall Telephone: (778) 868-1582 E-mail: stephen@emerald.life

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

14.2 Expenses. The Company shall reimburse the Lender for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable and documented expenses and fees of its counsel) incurred by the Lender in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Agreement. In the event that any Party institutes any legal suit, action, or proceeding against the other Party arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

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14.3 Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, and the transactions contemplated hereby, shall be governed by the laws of the State of California.

14.4 Submission to Jurisdiction.

(a) The Company hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of California or of the United States of America for the Central District of California and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 14.4 shall affect the right of the Lender to (i) commence legal proceedings or otherwise sue the Company in any other court having jurisdiction over the Company or (ii) serve process upon the Company in any manner authorized by the laws of any such jurisdiction.

14.5 Venue. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or in any court referred to in Section 14.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.6 Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

14.7 California Judicial Reference. If any action or proceeding is filed in court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee in California (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 14.2, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

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14.8 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto including the Existing Credit Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

14.9 Successors and Assigns. This Agreement may be assigned or transferred by the Lender to any Person. The Company may not assign or transfer its obligations or any of its rights hereunder without the prior written consent of the Lender. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

14.10 Waiver of Notice. The Company hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

14.11 USA PATRIOT Act. The Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Company, which information includes the name of the Company and other information that will allow the Lender to identify the Company in accordance with the USA PATRIOT Act, and the Company agrees to provide such information from time to time to the Lender.

14.12 Whole Agreement. From and after the date hereof, this Agreement is and shall for all purposes be deemed to be an amendment and restatement of the provisions of the Existing Credit Agreement and shall, from the date hereof, supersede all prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof. This Agreement does not constitute a novation of the Existing Credit Agreement or the obligations thereunder.

14.13 Interpretation. For purposes of this Agreement (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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14.14 Amendments and Waivers. No term of this Agreement may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14.15 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

14.16 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers

14.17 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has executed this Agreement as of the first date written above.

EMERALD Bioscience, Inc.
By________________________________ Name: Brian Murphy Title: Chief Executive Officer

Signature Page (Multi Draw Credit Agreement)

IN WITNESS WHEREOF, the Lender has executed this Agreement as of the first date written above.

EMERALD HEALTH SCIENCES INC.

By: Name: Avtar Dhillon, MD Title: Executive Chairman

Signature Page (Multi Draw Credit Agreement)

Exhibit A

Advances and Payments on the Loan

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Advance	Name of Person Making the Notation	Signature of Person Making the Notation

Exhibit B

Form of

Notice of Advance Request

[Date]

Ladies and Gentlemen:

The undersigned refers to the Amended and Restated Multi Draw Credit Agreement dated as of _______________, 2020, (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which you have agreed under certain conditions to make Advances available to EMERALD Bioscience, INC. (“Company”).  Capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement.  Pursuant to the Credit Agreement, the Company hereby irrevocably requests an Advance under the Credit Agreement with the following characteristics (the “Proposed Advance”) (it being understood that such Advance may be netted against the use of such proceeds contemplated under the Credit Agreement and herein):

The Advance Funding Date is ___________.

The amount of the Proposed Advance is $_________________.

The Company hereby certifies that (i) all of the representations and warranties contained in the Credit Agreement are true and correct as of the date hereof (ii) no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit and (iii) the Proposed Advance has been approved by the board of directors of the Company in accordance with the terms of Section 2.1 of the Credit Agreement.

EMERALD BIOSCIENCE, INC.

By:
Name:	Brian Murphy
Title:	Chief Executive Officer

Exhibit B

Form of

Warrant

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EMERALD BIOSCIENCE INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [  ]

Number of Shares of Common Stock: _______________

Date of Issuance: __________, 202* (“Issuance Date”)

Emerald Bioscience Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emerald Health Sciences Inc., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., California time, on the Expiration Date (as defined below), _______________ (_____________) of fully paid nonassessable shares of Common Stock of the Company, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is issued in connection with an Advance under that certain Amended and Restated Multi-Draw Credit Agreement, dated as of _________, 2020, by and among the Company and the Holder (the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Credit Agreement.

1. EXERCISE OF WARRANT

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash, by check or by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by email an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

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(c) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.25, subject to adjustment as provided herein

(d) Company’s Failure to Timely Deliver Securities. On or prior to the Share Delivery Date, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price of the Common Stock on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

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(e) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if the Registration Statement covering the resale of the Unavailable Warrant Shares is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(f) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

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(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then the Holder may elect to void such attempted exercise.

(h) Conversion or Repayment of Loan. For the avoidance of doubt, the number of Warrant Shares shall not decrease and the Warrant Shares shall remain exercisable until the Expiration Date in the event of any repayment of or conversion of the Loan under the Credit Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

4. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, there occurs any Fundamental Transaction (including, without limitation, one pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, in lieu of the shares of the Common Stock (or other securities, cash assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), the same amount and kind of shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) that the Holder would have been entitled to receive upon the consummation of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. Upon the occurrence of any Fundamental Transaction, the Successor Entity, if any, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and any adjustment under this Section 4 shall be without duplication for any adjustment or distribution made under Section 2.

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5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant.

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrant for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 12.1 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 14 of the Credit Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Securities Purchase Agreement), the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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(f) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc.

(h) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(i) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(j) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means the QTCQB or such other principal market on which the Common Stock is traded.

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(n) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date of the Credit Agreement by and among the Company and the Holder.

(o) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(p) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

EMERALD BIOSCIENCE, INC., a Nevada corporation

By: _________________________________ Name: Brian Murphy Title: Chief Executive Officer

[Signature Page to Warrant]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

EMERALD BIOSCIENCE INC.

The undersigned holder hereby exercises the right to purchase __________ of the shares of Common Stock (“Warrant Shares”) of Emerald Bioscience Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____ a “Cash Exercise” with respect to Warrant Shares; and/or

____ a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Date:   ______________, 20*

Emerald Health Sciences, Inc.

Name of Registered Holder

By:  ___________________

Name:  Avtar Dhillon, MD

Title:  Executive Chairman and Chief Executive Officer

Schedule A

Permitted Debt

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